                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Bikers Dream, Inc. on Form S-8 of our report dated February 27, 1996, on our audit of the financial statements of Bikers Dream, Inc. as of and for the year ended December 31, 1995, which report is included in the 1996 Annual Report on Form 10-KSB and includes an explanatory paragraph relating to substantial doubt about the entity's ability to continue as a going concern.


/s/  COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.
Newport Beach, California
July 25, 1997